EXHIBIT 21


                            U.S.B. HOLDING CO., INC.
                                  SUBSIDIARIES

                                DECEMBER 31, 2001



Union State Bank
100 Dutch Hill Road
Orangeburg, New York 10962


U.S.B. Financial Services, Inc. (subsidiary of Union State Bank)
100 Dutch Hill Road
Orangeburg, New York 10962


Dutch Hill Realty Corp. (subsidiary of Union State Bank)
100 Dutch Hill Road
Orangeburg, New York 10962


TPNZ Preferred Funding Corporation (subsidiary of Union State Bank) 100 Dutch Hill Road
Orangeburg, New York 10962


Union State Capital Trust I
100 Dutch Hill Road
Orangeburg, New York 10962


Union State Statutory Trust 11
100 Dutch Hill Road
Orangeburg, New York 10962


Ad Con, Inc.
100 Dutch Hill Road
Orangeburg, New York 10962